UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 15, 2007, Charles J. Robel resigned from the Board of Directors (the “Board”) of Borland Software Corporation (“Borland” or the “Company”) and all committees of the Board on which he served.

(d) On January 15, 2007, upon recommendation from the Nominating and Governance Committee of the Board, the Board appointed Robert Tarkoff to the Company’s Board of Directors. The Board has not yet appointed Mr. Tarkoff to any Board committee. It is intended that Mr. Tarkoff will stand for election as director at the Company’s 2007 Annual Meeting of Stockholders.

As a non-employee director, Mr. Tarkoff will be entitled to compensation in accordance with Borland’s Schedule of Compensation for Non-Employee Directors, a copy of which is attached hereto as Exhibit 10.103 to this Current Report. The Schedule of Compensation Policy for Non-Employee Directors provides that each director will be paid cash fees including an annual retainer of $20,000 and a flat fee for attendance at each meeting of our Board and for attendance at each meeting of a Board committee on which they serve as follows:

Regularly Scheduled Board of Directors Meetings
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting
Special Telephonic Board Meetings
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting
Audit Committee Meetings
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting
Compensation Committee Meetings
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting
Nominating & Governance Committee Meetings
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

In accordance with the Schedule of Compensation for Non-Employee Directors, upon his election on January 15, 2007, Mr. Tarkoff received an initial grant of an option to purchase 30,000 shares of Common Stock. The option has an exercise price of $5.20 per share, which was the closing price of the Company’s Common Stock on the Nasdaq Stock Market on the date of grant. Subject to Mr. Tarkoff’s continuous service on the Board, Mr. Tarkoff will also receive an annual option grant of 12,500 shares of Common Stock for serving on the Board and may receive additional annual grants if he is appointed to serve on any committee, as provided in the Schedule of Compensation for Non-Employee Directors. The shares subject to each initial and annual option grant vest in full on an accelerated basis should Borland experience certain changes of control or ownership or should Mr. Tarkoff die or become disabled during his period of Board service, as is be more fully described in the 2002 Stock Incentive Plan and agreement thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.103	Schedule of Compensation for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Gregory J. Wrenn
Gregory J. Wrenn
Senior Vice President & General Counsel

Date: January 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.103	Schedule of Compensation for Non-Employee Directors